                                                                    Exhibit 99.2


                 AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC
            AMERICAN CASINO & ENTERTAINMENT PROPERTIES FINANCE CORP.

                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF
                             ANY AND ALL OUTSTANDING
                       7.85% SENIOR SECURED NOTES DUE 2012
                               IN EXCHANGE FOR NEW
                       7.85% SENIOR SECURED NOTES DUE 2012

      This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used by registered holders of outstanding 7.85% Senior Secured Notes due 2012 (the "Private Notes") of American Casino & Entertainment Properties LLC, a Delaware limited liability company ("ACEP"), and American Casino & Entertainment Properties Finance Corp. ("ACEP Finance"), a Delaware corporation (and together with ACEP, the "Company"), who wish to tender their Private Notes for an equal principal amount of new 7.85% Senior Secured Notes due 2012 (the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act") if (i) the Private Notes, a duly completed and executed Letter of Transmittal (the "Letter of Transmittal") and all other required documents cannot be delivered to Wilmington Trust Company (the "Exchange Agent") prior to 5 p.m., New York City time, on ____, 2004, or such later date and time to which the exchange offer may be extended (the "Expiration Date") or (ii) the procedures for delivery of the Private Notes being tendered by book-entry transfer, together with a duly completed and executed Letter of Transmittal, cannot be completed on or prior to 5 p.m., New York City time, on the Expiration Date.

      This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery), to the Exchange Agent. See "The Exchange Offer-Procedures for Tendering" in the Prospectus (as defined herein). The Company has the right to reject a tender of Private Notes made pursuant to the guaranteed delivery procedures unless the registered holder using the guaranteed delivery procedure submits either (a) the Private Notes tendered thereby, in proper form for transfer, or (b) confirmation of book-entry transfer in the manner set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents by 5 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                  The Exchange Agent for The Exchange Offer Is:
                            WILMINGTON TRUST COMPANY

By Certified or Registered Mail:   By Overnight Courier or Hand:   By Facsimile Transmission:

    Wilmington Trust Company          Wilmington Trust Company           (302) 636-4145
     DC-1626 Processing Unit         Corporate Capital Markets        Attention: Exchanges
          P.O. Box 8861               1100 North Market Street        Confirm by Telephone:
    Wilmington, DE 19899-8861        Wilmington, DE 19890-1626           (302) 636-6470
                                                                      For Information Call:
                                                                         (302) 636-6470

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

      The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus dated ____, 2004 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of the Private Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures" and in Instruction 2 to the Letter of Transmittal.

DESCRIPTION OF SECURITIES TENDERED

    Name and Address of           Certificate            Aggregate
  Registered Holder as it        Number(s) of        Principal Amount        Principal Amount
   Appears on the Private        Private Notes        Represented by         of Private Notes
    Notes (Please Print)           Tendered            Private Notes            Tendered*
  ________________________       _____________       ________________        ________________

  ________________________       _____________       ________________        ________________

  ________________________       _____________       ________________        ________________

  ________________________       _____________       ________________        ________________

  ________________________       _____________       ________________        ________________

*     Must be tendered only in integral multiples of $1,000.

If the Private Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:________________________________________

                                PLEASE SIGN HERE

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

x _________________________________________  Date: _______________________, 2004

x _________________________________________  Date: _______________________, 2004

Signature(s) of Owner(s)
Or Authorized Signatory



      Area Code and Telephone Number:______________________


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      Must be signed by the holder(s) of the Private Notes as their name(s)
appear(s) on certificates of the Private Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

         Please print name(s) and address(es)

            Name(s):    _____________________________________
                        _____________________________________
                        _____________________________________
                        _____________________________________
                        _____________________________________

            Capacity:   _____________________________________
                        _____________________________________
                        _____________________________________
                        _____________________________________

            Address(es):_____________________________________
                        _____________________________________
                        _____________________________________

                    THE FOLLOWING GUARANTEE MUST BE COMPLETED

                              GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either (a) the Private Notes tendered hereby, in proper from for transfer, or (b) confirmation of the book-entry transfer of such Private Notes to the Exchange Agent's account at the Wilmington Trust Company maintained for such purpose, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents by 5 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date.


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      The undersigned acknowledges that it must deliver the Letter(s) of
Transmittal and the Private Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:_____________________________   ___________________________________
                                                    (Authorized Signature)

Address:     _____________________________   Title:_____________________________

             _____________________________   Name:______________________________
                                (zip code)            (Please type or print)

Area Code and                                Date:______________________________
Telephone Number:__________________________

      NOTE: DO NOT SEND CERTIFICATES FOR PRIVATE NOTES WITH THIS FORM. CERTIFICATES FOR PRIVATE NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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